UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Your vote is missing.

Join your fellow stockholders and take an active role.

Votes have not yet been recorded for the following shares:

This email represents the following share(s):
BENEFIT STR PARTNERS RLTY TR	123,456,789,012.00000
BENEFIT STREET PARTNERS REALTY TRUST INC	123,456,789,012.00000
BENEFIT STREET PARTNERS REALTY TRUST INC	123,456,789,012.00000
BENEFIT STREET PARTNERS REALTY TRUST INC	123,456,789,012.00000
BENEFIT STREET PARTNERS REALTY TRUST INC	123,456,789,012.00000
BENEFIT STREET PARTNERS REALTY TRUST INC	123,456,789,012.00000

Dear Fellow Stockholder:

We have not yet received your vote in connection with Benefit Street Partners Realty Trust, Inc.’s (the “Company”) annual meeting and ask that you place your vote today.

The annual meeting is scheduled for May 31, 2018. You are being asked to elect five members to the Company’s Board of Directors and to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

According to our latest records, we have not received your vote. We urge you to vote as soon as possible! Your vote is critical, so that the Company can hold the annual meeting as scheduled.

Please note that proxy solicitation costs are borne by the Company and its stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow the Company to obtain a sufficient number of votes to hold the annual meeting as scheduled.

Your vote matters and is important no matter how many shares you own. Please vote promptly. We thank you in advance for your vote!

Please call us at 855-601-2252 to speak with an agent for live assistance with voting your shares.

Your vote is important and will take less than a minute of your time.

Thank you for your continued support.

Important

Materials

Proxy Statement
10-K Report
Shareholder Letter

For holders as of March 26, 2018